Exhibit 99.1

FOR IMMEDIATE RELEASE

SONESTA ANNOUNCES SUCCESSFUL CLOSING OF MERGER

BOSTON, MASSACHUSETTS (January 31, 2012) - Sonesta International Hotels Corporation (NASDAQ GLOBAL:  SNSTA) (“Sonesta”) announced today that it has completed its previously announced sale to Sonesta Acquisition Corp. (“SAC” formerly known as Property Acquisition Corp.), an affiliate of Hospitality Properties Trust (NYSE:  HPT) for $31.00 in cash per share of Class A common stock of Sonesta.

Simultaneously with the completion of the transaction, Sonesta ceased to be a publicly owned company, and its stock stopped trading on the NASDAQ at the close of the market today.  SAC will be changing its name to “Sonesta International Hotels Corporation”.

About Sonesta

Based in Boston, Sonesta International Hotels Corporation owns, operates and franchises upscale and upper upscale hotels, resorts and cruise ships in North America, South America, the Caribbean and the Middle East.  There are presently 33 “Sonesta”-flagged properties in Boston, Miami, New Orleans, Chile (3), Colombia (4), Ecuador, Peru (7), Sint Maarten (2), and Egypt (13).

Contact:

Sonesta International Hotels Corporation
Boy van Riel, Vice President and Treasurer (617-421-5444)